As filed with the Securities and Exchange Commission on February 1, 2018

Registration No. 333-220235

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

ON FORM S-3

TO REGISTRATION STATEMENT

ON FORM S-4

UNDER

THE SECURITIES ACT OF 1933

OCEANFIRST FINANCIAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3412577
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

975 Hooper Avenue

Toms River, New Jersey 08753

(732) 240-4500

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Christopher D. Maher

President and Chief Executive Officer

975 Hooper Avenue

Toms River, New Jersey 08753

(732) 240-4500

(Name, Address and Telephone Number of Agent for Service)

Copies To:

Steven J. Tsimbinos, Esq. OceanFirst Financial Corp. 975 Hooper Avenue Toms River, New Jersey 08753 Phone: (732) 240-4500	David C. Ingles, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 Phone: (212) 735-3000

Approximate date of commencement of proposed sale of the securities to the public: From time to time.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	212,174	N/A	N/A	N/A

(1)	This Post-Effective Amendment No. 2 on Form S-3 (this “Amendment”) relates to shares of common stock, par value $0.01 per share, of OceanFirst Financial Corp. (“OceanFirst”) that were originally registered on OceanFirst’s Registration Statement on Form S-4 (File No. 333-220235), filed by OceanFirst with the Securities and Exchange Commission (the “SEC”) on August 29, 2017, as amended by Amendment No. 1 to the Initial Registration Statement filed with the SEC on September 19, 2017 (the “Initial Registration Statement” and, together with this Amendment, the “Registration Statement”), with respect to shares that may be issued pursuant to options previously granted by Sun Bancorp, Inc. (“Sun”), which have been assumed by OceanFirst in connection with the merger of Sun with and into OceanFirst.
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(3)	The filing fees payable in connection with the issuance of the shares were previously paid in connection with the filing of the Initial Registration Statement to which this Amendment.

The registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

OceanFirst Financial Corp. (“OceanFirst”, the “registrant”, “we”, “us” or “our”) hereby amends the Initial Registration Statement on Form S-4 (No. 333-220235) (the “Form S-4”) by filing this Post–Effective Amendment No. 2 to Form S-4 on Form S-3 (the “Form S-3”) containing an updated prospectus relating to the offer and sale of 212,174 shares of the registrant’s common stock issuable upon the exercise of options to purchase shares of OceanFirst’s common stock (the “OceanFirst Options”). The OceanFirst Options are held by former directors and employees of Sun Bancorp, Inc. (“Sun”) and previously represented options to purchase shares of Sun common stock (the “Sun Options”). The Sun Options were converted into OceanFirst Options in connection with the business combination of OceanFirst and Sun pursuant to that certain Agreement and Plan of Merger, dated as of June 30, 2017 (the “Merger Agreement”), by and among OceanFirst, Sun and Mercury Merger Sub Corp., a wholly-owned subsidiary of OceanFirst (“Merger Sub”). On January 31, 2018, the business combination was accomplished by (i) a merger (the “First-Step Merger”) of Merger Sub with and into Sun, with Sun continuing as the surviving corporation of the First-Step Merger and (ii) immediately following the consummation of the First-Step Merger, a merger (the “Second-Step Merger” and, together with the First-Step Merger, the “Integrated Mergers”) of Sun with and into OceanFirst, with OceanFirst continuing as the surviving corporation of the Second-Step Merger. These securities were initially registered by the registrant on the Form S-4, which became effective on September 20, 2017. The Form S-3 is being filed to convert 212,174 shares of the registrant’s common stock covered by the Form S-4 to be covered by the Form S-3.

PROSPECTUS

OceanFirst Financial Corp.

212,174 Shares of Common Stock Underlying Options Previously Granted

This prospectus relates to up to 212,174 shares of OceanFirst common stock, par value $0.01 per share. The shares of common stock are issuable upon the exercise of outstanding options to purchase shares of our common stock held by former directors or employees of Sun, all of which options were assumed by us in connection with the Integrated Mergers.

We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus other than proceeds from the exercise of the options whose underlying shares of common stock are covered by this prospectus.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “OCFC.” The last reported sale price of our common stock on NASDAQ on January 30, 2018, was $26.70 per share.

Investing in our common stock involves risks. Please read “Risk Factors” beginning on page 3 of this prospectus before you make an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 1, 2018

SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus and the documents incorporated by reference carefully, including the section entitled “Risk Factors” in our Annual Report on Form 10-K and any updates to such risks in subsequently filed Quarterly Reports on Form 10-Q and our financial statements and the notes thereto incorporated by reference into this prospectus supplement before making an investment decision.

OCEANFIRST FINANCIAL CORP.

OceanFirst is the holding company for OceanFirst Bank, National Association (“OceanFirst Bank”), a community bank which was founded in 1902. As of September 19, 2017, OceanFirst Bank had $5.2 billion in assets and 51 branches located throughout Central and Southern New Jersey. OceanFirst Bank delivers commercial and residential financing solutions, wealth management, and deposit services throughout the central New Jersey region and is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey. OceanFirst’s website is www.oceanfirstonline.com.

OceanFirst common stock is traded on the NASDAQ Global Select Market under the symbol “OCFC.”

OceanFirst’s principal executive office is located at 975 Hooper Avenue, Toms River, New Jersey 08753 and its telephone number at that location is (732) 240-4500. For further discussion of the material elements of our business, please refer to our annual report on Form 10-K for the year ended December 31, 2016 and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus.

On January 31, 2018, pursuant to the Merger Agreement, we completed our acquisition of Sun through the Integrated Mergers. Pursuant to the Merger Agreement, at the effective time of the First-Step Merger (the “Effective Time”), each share of common stock of Sun, par value $5.00 per share (the “Sun Common Stock”), issued and outstanding immediately prior to the Effective Time (other than certain shares of Sun Common Stock that were cancelled for no consideration pursuant to the terms of the Merger Agreement, but including each share of Sun Common Stock underlying each restricted stock award granted by Sun under the Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan, the Sun Bancorp, Inc. 2014 Performance Equity Plan, the Sun Bancorp, Inc. 2010 Stock-Based Incentive Plan and the Sun Bancorp, Inc. 2004 Stock-Based Incentive Plan (collectively, the “Sun Plans”), which restricted stock awards became fully vested at the Effective Time and each share of Sun Common Stock underlying each restricted stock unit award granted by Sun under the Sun Plans, which restricted stock unit awards were cancelled at the Effective Time), was converted into the right to receive, at the election of the holder thereof and subject to the allocation and proration procedures set forth in the Merger Agreement, either (i) an amount in cash (the “Cash Consideration”) equal to $24.99 (which is the sum of (A) $3.78 and (B) $21.21 (the product of 0.7884 and $26.9058, the volume-weighted average trading price of shares of Common Stock, par value $0.01 per share, of OceanFirst (the “OceanFirst Common Stock”) on the NASDAQ Global Select Market (as reported by The Wall Street Journal) for the five full trading days ending on the last trading day preceding January 31, 2018 (the “OceanFirst Share Closing Price”))); or (ii) 0.9289 shares of OceanFirst Common Stock (which is a number of shares of OceanFirst Common Stock equal to the quotient, rounded to the nearest one-ten thousandth, of (A) the Cash Consideration divided by (B) the OceanFirst Share Closing Price).

THE OFFERING

Issuer	OceanFirst Financial Corp., a Delaware corporation

Common stock offered	212,174 shares of common stock, par value $0.01 per share, all of which are issuable to former Sun directors and employees upon exercise of OceanFirst Options that were converted from Sun Options at the effective time of the First-Step Merger

Use of proceeds	We will not receive any proceeds from the sale of the shares of our common stock covered by this prospectus other than proceeds from the exercise of the options whose underlying shares of common stock are covered by this prospectus. We have no plans for the application of any of these proceeds other than for general corporate purposes

NASDAQ symbol	“OCFC”

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from OceanFirst’s Annual Report on Form 10-K for the year ended December 31, 2016 under the section entitled “Item 1A. Risk Factors,” and from time to time in other filings with the SEC. We encourage you to read these risk factors in their entirety. In addition to these risks, other risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations and financial condition. Such risks could cause actual results to differ materially from anticipated results. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements may include: any statements of the plans and objectives of management for future operations, products or services, including the execution of integration plans relating to the Integrated Mergers; any statements of expectation or belief; projections related to certain financial metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. OceanFirst does not assume any duty and does not undertake to update forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that OceanFirst anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in OceanFirst’s Annual Report on Form 10-K, those disclosed in OceanFirst’s other periodic reports filed with the SEC, as well as the possibility that expected benefits of the Integrated Mergers and may not materialize in the timeframe expected or at all, or may be more costly to achieve; that OceanFirst is unable to successfully implement integration strategies relating to the Integrated Mergers; reputational risks and the reaction of the companies’ customers, employees and other constituents to the Transactions; and diversion of management time on merger-related matters. For any forward-looking statements made in this joint proxy statement/prospectus or in any documents, OceanFirst claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock covered by this prospectus other than proceeds from the exercise of the OceanFirst Options whose underlying shares of common stock are covered by this prospectus. We have no plans for the application of any of these proceeds other than for general corporate purposes. We have no assurance that any of the OceanFirst Options will be exercised.

DESCRIPTION OF EQUITY INCENTIVE PLANS

Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan

Types of Awards

The Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan (the “2015 Plan”) provided for the grant of: (i) nonqualified stock options (“NSOs”), (ii) incentive stock options (“ISOs”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock awards, (v) restricted stock units (“RSUs”), (vi) performance units and (vii) other stock-based awards.

Transferability of Awards

The holder may not transfer, assign, or dispose of an option or SAR granted under the 2015 Plan in any manner, other than (i) by will or the laws of descent and distribution or (ii) in the case of NSOs or free-standing SARs, as otherwise permitted by the committee in charge of administering employment plans (the “Committee”). Tandem SARs are only transferable with the related option to the extent such option may be transferred under the terms of the 2015 Plan. With respect to restricted stock awards and RSUs, the holder may not sell, transfer, assign, or pledge shares subject to the grant until full vesting has occurred. The holder may, however, transfer restricted stock awards, as well as performance units and other stock-based awards, by will or the laws of descent and distribution upon the holder’s death. In addition, if the holder is an executive officer or director of the plan sponsor, the holder may not sell or transfer shares subject to awards granted under the 2015 Plan until the second anniversary of vesting or exercise of the award, as applicable, except the holder may transfer such awards if it is for valid estate planning purposes and is permitted under applicable tax and securities laws (in such case, the two-year restriction on sale will remain applicable to the transferred shares).

Voting Rights

The holder has no voting rights with respect to shares covered by options until the holder exercises the options and takes ownership of the shares. The holder is entitled to vote shares subject to the holder’s restricted stock awards, regardless of vesting. The holder has not voting rights with respect to RSUs because restrict stock units are not actual shares.

Adjustments

Under the 2015 Plan, in the event of certain extraordinary corporate transactions or events affecting the plan sponsor, the Committee will make such substitutions or adjustments as it deems appropriate and equitable to the aggregate number and kind of shares subject to options, SARs, restricted stock awards, RSUs and other stock-based awards and, in the case of options, the exercise price, to preserve the holder’s rights under the 2015 Plan. In the case of corporate transactions such as a merger or consolidation, such adjustments may include the cancellation of outstanding awards in exchange for cash or other property or the substitution of other property for the shares subject to outstanding awards.

Amendment and Termination

Subject to the terms and conditions of the 2015 Plan and applicable law, the Board of Directors of the plan sponsor (the “Board”) or the Committee may amend, alter, discontinue or terminate the 2015 Plan at any time, provided that it does not, without the holder’s written consent, materially impair the holder’s rights with respect to a previously granted award. Subject to the terms of the 2015 Plan and applicable law, the Committee may also amend any individual award agreement, provided that it does not cause certain awards to cease to qualify for exemptions under Section 162(m) of the Internal Revenue Code (the “Code”) or, without the holder’s written consent, materially impair the holder’s rights with respect to a previously granted award. In no event shall the Board, without shareholder approval, amend the 2015 Plan in any manner that will allow any option to be granted with an exercise price below the fair market value of the granted common stock on the day of grant, or allows the exercise price of any option to be reduced after the date of grant.

Sun Bancorp, Inc. 2014 Performance Equity Plan

Types of Awards

The Sun Bancorp, Inc. 2014 Performance Equity Plan (the “2014 Plan”) provided for the grant of: (i) NSOs, (ii) ISOs and (iii) restricted stock awards.

Transferability of Awards

The holder may not transfer, assign, or dispose of an option granted under the 2014 Plan in any manner, other than by will or the laws of intestate succession. In addition, options and any shares purchased pursuant to an option may not be sold or transferred until the first anniversary of the date such option becomes fully vested and exercisable. The holder may, however, transfer NSOs granted under the 2014 Plan if the transfer is for valid estate planning purposes and is permitted under applicable tax and securities laws, subject to the Committee’s approval. With respect to restricted stock awards, the holder may not sell, transfer, assign, or pledge shares subject to the grant until the first anniversary of the date such restricted stock awards become fully vested. The holder may, however, transfer restricted stock awards by will or the laws of descent and distribution upon the holder’s death or pursuant to a qualified domestic relations order.

Voting Rights

The holder has no voting rights with respect to shares covered by options until the holder exercises the options and takes ownership of the shares. The holder is not entitled to vote shares subject to the holder’s restricted stock awards until full vesting has occurred, until which time the Committee will vote such shares in accordance with the stock power held by the plan sponsor applicable to such restricted stock award.

Adjustments

Under the 2014 Plan, in the event of any increase or decrease in the number of issued and outstanding shares resulting from the subdivision or consolidation of shares (including merger, consolidation, recapitalization, reclassification or split-up) or the payment of a stock dividend, the number of shares subject to stock awards and, in the case of options, the exercise price may be proportionately adjusted to preserve the holder’s rights under the 2014 Plan. In the case of a change in control, such as a merger or consolidation, such adjustments may include the cancellation of outstanding awards in exchange for appropriate consideration.

Amendment and Termination

Subject to the terms and conditions of the 2014 Plan and applicable law, the Board may alter, suspend or discontinue the 2014 Plan at any time, provided that the Board may not, without shareholder approval, increase the maximum number of shares permitted to be issued under the 2014 Plan, materially increase the benefits accruing to participants under the 2014 Plan or materially modify the requirements for eligibility for participation in the 2014 Plan. In no event shall the Board or Committee, without shareholder approval, amend the 2014 Plan in any manner that will allow any option to be granted with an exercise price below the fair market value of the granted common stock on the day of grant, or allows the exercise price of any option to be reduced after the date of grant.

Sun Bancorp, Inc. 2010 Stock-Based Incentive Plan

Types of Awards

The Sun Bancorp, Inc. 2010 Stock-Based Incentive Plan (the “2010 Plan”) provided for the grant of: (i) NSOs, (ii) ISOs, (iii) SARs and (iv) stock awards.

Transferability of Awards

The holder may not transfer, assign, or dispose of an option, SAR or stock award granted under the 2010 Plan in any manner, other than by will or the laws of descent and distribution. The holder may, however, transfer NSOs granted under the 2010 Plan if the transfer is for valid estate planning purposes and is permitted under applicable tax and securities laws, subject to the Committee’s approval. With respect to stock awards, the holder may not sell, transfer, assign, or pledge shares other than by will or the laws of descent and distribution upon the holder’s death.

Voting Rights

The holder has no voting rights with respect to shares covered by options and SARs until the holder exercises the options and takes ownership of the shares. The holder is not entitled to vote shares subject to the holder’s stock awards until full vesting has occurred.

Adjustments

Under the 2010 Plan, in the event of any increase or decrease in the number of issued and outstanding shares resulting from the subdivision or consolidation of shares (including merger, consolidation, recapitalization, reclassification or split-up) or the payment of a stock dividend, the number of shares subject to stock awards and, in the case of options, the exercise price may be proportionately adjusted to preserve the holder’s rights under the 2010 Plan. In the case of a change in control, such as a merger or consolidation, such adjustments may include the cancellation of outstanding awards in exchange for appropriate consideration.

Amendment and Termination

Subject to the terms and conditions of the 2010 Plan and applicable law, the Board may alter, suspend or discontinue the 2010 Plan at any time, provided that the Board may not, without shareholder approval, increase the maximum number of shares permitted to be issued under the 2010 Plan, materially increase the benefits accruing to participants under the 2010 Plan or materially modify the requirements for eligibility for participation in the 2010 Plan. In no event shall the Board or Committee, without shareholder approval, amend the 2010 Plan in any manner that will allow any option to be granted with an exercise price below the fair market value of the granted common stock on the day of grant, or allows the exercise price of any option to be reduced after the date of grant.

Sun Bancorp, Inc. 2004 Stock-Based Incentive Plan

Types of Awards

The Sun Bancorp, Inc. 2004 Stock-Based Incentive Plan (the “2004 Plan”) provided for the grant of: (i) NSOs, (ii) ISOs, (iii) SARs and (iv) stock awards.

Transferability of Awards

The holder may not transfer, assign, or dispose of an option granted under the 2004 Plan in any manner, other than by will or the laws of intestate succession. The holder may, however, transfer NSOs granted under the 2004 Plan if the transfer is for valid estate planning purposes and is permitted under applicable tax and securities laws, subject to the Committee’s approval. With respect to stock awards, the holder may not sell, transfer, assign, or pledge shares subject to the grant. The holder may, however, transfer stock awards by will or the laws of descent and distribution upon the holder’s death or pursuant to a qualified domestic relations order.

Voting Rights

The holder has no voting rights with respect to shares covered by options and SARs until the holder exercises the options and takes ownership of the shares. The holder is not entitled to vote shares subject to the holder’s stock awards until full vesting has occurred.

Adjustments

Under the 2004 Plan, in the event of any increase or decrease in the number of issued and outstanding shares resulting from the subdivision or consolidation of shares (including merger, consolidation, recapitalization, reclassification or split-up) or the payment of a stock dividend, the number of shares subject to stock awards and, in the case of options, the exercise price may be proportionately adjusted to preserve the holder’s rights under the 2004 Plan. In the case of a change in control, such as a merger or consolidation, such adjustments may include the cancellation of outstanding awards in exchange for appropriate consideration.

Amendment and Termination

Subject to the terms and conditions of the 2004 Plan and applicable law, the Board may alter, suspend or discontinue the 2004 Plan at any time, provided that the Board may not, without shareholder approval, increase the maximum number of shares permitted to be issued under the 2004 Plan, materially increase the benefits accruing to participants under the 2004 Plan or materially modify the requirements for eligibility for participation in the 2004 Plan. In no event shall the Board or Committee, without shareholder approval, amend the 2004 Plan in any manner that will allow any option to be granted with an exercise price below the fair market value of the granted common stock on the day of grant, or allows the exercise price of any option to be reduced after the date of grant.

PLAN OF DISTRIBUTION

This prospectus covers 212,174 shares of our common stock issuable upon the exercise of the OceanFirst Options.

Pursuant to the terms of the applicable options, shares of our common stock will be issued to those option holders who elect to exercise and provide payment of the exercise price. We do not know if or when the OceanFirst Options will be exercised. We also do not know whether any of the shares of common stock acquired upon exercise of any options will subsequently be resold.

DESCRIPTION OF CAPITAL STOCK

The description of our common stock, par value $0.01 per share, contained under the heading “Description of Capital Stock of OceanFirst” in the Form S-4 is hereby incorporated by reference.

LEGAL MATTERS

The validity of the shares of OceanFirst common stock offered hereby has been passed upon for OceanFirst by Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel to OceanFirst.

EXPERTS

The consolidated financial statements of OceanFirst as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Our website address is http://www.oceanfirstonline.com.

Additional prospectuses or prospectus supplements that we file with the SEC may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a later prospectus supplement. You should read this prospectus together with additional information described under the heading “Incorporation of Certain Documents by Reference.”

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus. The following documents previously filed with the SEC are incorporated by reference:

1.	OceanFirst’s Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 15, 2017;

2.	OceanFirst’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017, filed on May 9, 2017; for the quarter ended June 30, 2017, filed on August 9, 2017; and for the quarter ended September 30, 2017, filed on November 8, 2017.

3.	OceanFirst’s prospectus, including the description of OceanFirst’s capital stock contained therein, filed pursuant to Rule 424(b)(3) on September 20, 2017; and

4.	OceanFirst’s Current Reports on Form 8-K filed on January 27, 2017; February 1, 2017; March 7, 2017; March 30, 2017; April 10, 2017; April 28, 2017; May 4, 2017; June 6, 2017; June 27, 2017; June 30, 2017; July 3, 2017; July 28, 2017; August 1, 2017; August 8, 2017; October 27, 2017; November 1, 2017; December 5, 2017; December 21, 2017; January 12, 2018 and February 1, 2018; and OceanFirst’s Amended Current Report on Form 8-K/A filed on February 13, 2017.

All future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the securities are incorporated by reference in this prospectus (other than information in such future filings deemed, under SEC rules or otherwise, not to have been filed with the SEC). Information filed with the SEC after the date of this prospectus will automatically update and supersede information contained in or previously incorporated by reference in this prospectus.

We will provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon the written or oral request of any such person, a copy of any or all of these filings (other than exhibits to such documents, unless that exhibit is specifically incorporated by reference to that filing). Requests should be directed to: OceanFirst Financial Corp., 975 Hooper Avenue, Toms River, New Jersey 08753, Attn: Jill Apito Hewitt, Senior Vice President and Investor Relations Officer, Telephone: (732) 240-4500.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the offering described in the Registration Statement.

Amount to be Paid
Securities and Exchange Commission filing fee	$—
Legal fees and expenses	8,000
Accounting fees and expenses	20,000
Printing expenses	—

Total expenses	$28,000

OceanFirst will pay all of the above fees and expenses. All expenses are estimated.

Item 15. Indemnification of Directors and Officers

OceanFirst’s certificate of incorporation contains a provision which, subject to certain exceptions described below, eliminates the liability of a director or an officer to OceanFirst or its stockholders for monetary damages for any breach of duty as a director or officer.

OceanFirst’s certificate of incorporation provides that OceanFirst shall indemnify, to the fullest extent authorized by the DGCL, all directors, officers, employees, agents of OceanFirst, and any person who, at OceanFirst’s request, is or was serving as director, officer, employee, or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, against expense, liability and loss and expenses in any proceeding arising out of their status or activities in any of the foregoing capacities except when the party’s activities do not meet the applicable standard of conduct set forth in the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to OceanFirst’s directors, officers and controlling persons under the foregoing provisions, or otherwise, OceanFirst has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits and Financial Statement Schedules

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of the Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Certificate of Incorporation of OceanFirst Financial Corp. (incorporated by reference from Exhibit 3.1 of OceanFirst’s registration statement on Form S-1, File No. 033-80123, effective May 13, 1996, as amended) (P)

4.2	Bylaws of OceanFirst Financial Corp. (incorporated by reference to Exhibit 3.2 of OceanFirst’s Current Report on Form 8-K filed on December 21, 2017)

4.3	Form of Common Stock Certificate of OceanFirst Financial Corp. (incorporated by reference from Exhibit 4.0 of OceanFirst’s registration statement on Form S-1, effective May 13, 1996 as amended) (P)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1	Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan

10.2	Sun Bancorp, Inc. 2014 Performance Equity Plan

10.3	Sun Bancorp, Inc. 2010 Stock-Based Incentive Plan

10.4	Sun Bancorp, Inc. 2004 Stock-Based Incentive Plan

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit 5.1 to this registration statement)

23.2	Consent of KPMG LLP

24.1	Power of Attorney.*

*	previously filed

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed by a registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toms River, State of New Jersey on February 1, 2018.

OCEANFIRST FINANCIAL CORP.

By:	/s/ Christopher D. Maher
	Name:	Christopher D. Maher
	Title:	President, Chief Executive Officer and
Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ * Christopher D. Maher	President, Chief Executive Officer (Principal Executive Officer) and Director (Chairman of the Board)	February 1, 2018

/s/ * Michael J. Fitzpatrick	Executive Vice President and Chief Financial Officer	February 1, 2018

/s/ * Angela K. Ho	Senior Vice President and Principal Accounting Officer	February 1, 2018

/s/ * Steven E. Brady	Director	February 1, 2018

/s/ * Joseph J. Burke	Director	February 1, 2018

/s/ * Angelo Catania	Director	February 1, 2018

/s/ * Michael Devlin	Director	February 1, 2018

/s/ * Jack M. Farris	Director	February 1, 2018

/s/ * Dorothy F. McCrosson	Director	February 1, 2018

/s/ * Donald E. McLaughlin	Director	February 1, 2018

/s/ * Diane F. Rhine	Director	February 1, 2018

/s/ * Mark G. Solow	Director	February 1, 2018

/s/ * John E. Walsh	Director	February 1, 2018

/s/ * Samuel R. Young	Director	February 1, 2018

/s/ Anthony Coscia Anthony Coscia	Director	February 1, 2018

/s/ Grace Torres Grace Torres	Director	February 1, 2018

*/s/ Christopher D. Maher Christopher D. Maher	Attorney-in-Fact	February 1, 2018